Exhibit (a)(2)(xi)

Press Release August 12, 2021

EXFO Inc. Files Amended Schedule 13E-3

QUEBEC CITY, Canada, August 12, 2021 – EXFO Inc. (“EXFO” or the “Corporation”) (NASDAQ: EXFO; TSX: EXF), announces today that the Corporation has filed an amendment to its previously filed Rule 13e-3 transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) originally filed with the U.S. Securities and Exchange Commission (“SEC”) on July 16, 2021. The amendment to the Schedule 13E-3 is available on EXFO’s profile on EDGAR at www.sec.gov.

The SEC requested that the Company provide certain additional disclosure regarding the previously announced going private transaction (the “Transaction”), pursuant to which 11172239 Canada Inc. (the “Purchaser”) will acquire all the issued and outstanding subordinate voting shares of EXFO, other than the subordinate voting shares held by Germain Lamonde and Philippe Morin.

Other than the increase of the consideration from US $6.00 to US $6.25, no changes have been made to the terms or conditions of the Transaction, or the date of the special meeting of EXFO shareholders called to vote on a plan of arrangement approving the Transaction.

No Offer or Solicitation

This announcement is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell EXFO subordinate voting shares.

The full details of the Transaction are described in the management proxy solicitation circular (including the related letter of transmittal and all other offer documents filed by EXFO with the SEC), which is available without charge on the SEC’s website at www.sec.gov or by calling EXFO’s Corporate Secretary at (418) 683-0913, Ext. 23704. Offer documents required to be filed in Canada are also available without charge at www.sedar.com. INVESTORS AND SHAREHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE SCHEDULE 13E-3 AND OTHER MATERIALS FILED WITH THE SEC, AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE CORPORATION, THE TRANSACTION, AND RELATED MATTERS.

About EXFO

EXFO develops smarter test, monitoring and analytics solutions for fixed and mobile network operators, webscale companies and equipment manufacturers in the global communications industry. Our customers count on us to deliver superior network performance, service reliability and subscriber insights. They count on our unique blend of equipment, software and services to accelerate digital transformations related to fiber, 4G/LTE and 5G deployments. They count on our expertise with automation, real-time troubleshooting and big data analytics, which are critical to their business performance. We’ve spent over 30 years earning this trust, and today 1,900 EXFO employees in over 25 countries work side by side with our customers in the lab, field, data center and beyond.

Forward-looking Information

This press release contains forward-looking statements within the meaning of Canadian securities laws. In addition, this press release also contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, and we intend that such forward-looking statements be subject to the safe harbors created thereby. Forward-looking statements are statements other than historical information or statements of current condition. Words such as may, expect, believe, plan, anticipate, intend, could, estimate, continue, or similar expressions or the negative of such expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events and circumstances are considered forward-looking statements. They are not guarantees of future performance and involve risks and uncertainties. More particularly and without restriction, this press release contains forward-looking statements and information regarding: statements and implications about the anticipated benefits of the proposed transaction for EXFO, its employees, business partners, shareholders and other stakeholders, including future financial and operating results, plans, objectives, expectations and intentions of the Purchaser or EXFO, and the anticipated timing of the Meeting and of the completion of the proposed transaction.

In respect of the forward-looking statements and information concerning the anticipated benefits and timing of the completion of the proposed transaction, EXFO has provided such statements and information in reliance on certain assumptions that it believes are reasonable at this time, including assumptions as to the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary shareholder and court approvals; the ability of the parties to satisfy, in a timely manner, the other conditions to the completion of the proposed transaction; and other expectations and assumptions concerning the proposed transaction. The anticipated dates indicated may change for a number of reasons, including the inability to receive, in a timely manner, the necessary shareholder and court approvals, the necessity to extend the time limits for satisfying the other conditions to the completion of the proposed transaction or the ability of the Board of Directors to consider and approve, subject to compliance by the Corporation of its obligations in this respect under the agreement providing for the Arrangement (the “Arrangement Agreement”), a superior proposal for the Corporation. Although EXFO believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct, that the proposed transaction will be completed or that it will be completed on the terms and conditions contemplated in this press release. Accordingly, investors and others are cautioned that undue reliance should not be placed on any forward-looking statements.

Risks and uncertainties inherent in the nature of the proposed transaction include, without limitation, the failure of the parties to obtain the necessary shareholder and court approvals or to otherwise satisfy the conditions to the completion of the proposed transaction; failure of the parties to obtain such approvals or satisfy such conditions in a timely manner; significant transaction costs or unknown liabilities; the ability of the Board of Directors to consider and approve, subject to compliance by the Corporation of its obligations in this respect under the Arrangement Agreement, a superior proposal for the Corporation; the failure to realize the expected benefits of the proposed transaction; and general economic conditions. Failure to obtain the necessary shareholder and court approvals, or the failure of the parties to otherwise satisfy the conditions to the completion of the proposed transaction or to complete the proposed transaction, may result in the proposed transaction not being completed on the proposed terms, or at all. In addition, if the proposed transaction is not completed, and EXFO continues as an independent entity, there are risks that the announcement of the proposed transaction and the dedication of substantial resources of the Corporation to the completion of the proposed transaction could have an impact on its business and strategic relationships (including with future and prospective employees, customers, suppliers and partners), operating results and activities in general, and could have a material adverse effect on its current and future operations, financial condition and prospects. Furthermore, the failure of EXFO to comply with the terms of the Arrangement Agreement may, in certain circumstances, result in it being required to pay a fee to Purchaser, the result of which could have a material adverse effect on its financial position and results of operations and its ability to fund growth prospects and current operations. Consequently, the reader is cautioned not to place undue reliance on the forward-looking statements and information contained in this press release. Further information regarding these and other risks, uncertainties or factors is included in EXFO’s filings with the SEC as well as the Schedule 13E-3 transaction statement and Circular.

The forward-looking statements in this document reflect the Corporation’s expectations on the date hereof and are subject to change after that date. The Corporation expressly disclaims any obligation or intention to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by applicable securities laws.

For more information

Vance Oliver
Director, Investor Relations
(418) 683-0913, Ext. 23733
vance.oliver@exfo.com